UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2004

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 961-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02  Unregistered Sales of Equity Securities.

On September 21, 2004, one of our preferred stockholders exercised a warrant to purchase 570,500 shares of our common stock at an exercise price per share of $3.75, for an aggregate exercise price of $2,139,375. We plan to use the proceeds from this exercise for working capital and general corporate purposes. The issuance of the shares upon exercise of the warrant was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The common stock issued is registered for resale by the holder. This exercise constituted an issuance of less than 1% of the number of shares of our common stock outstanding.

On October 5, 2004, we issued 218,421 shares of common stock to eight persons as consideration for their shares of Inevitable Entertainment Inc., a company that we acquired on that date. Those stockholders have agreed not to sell their shares except in accordance with a vesting schedule. A total of 47,755 of these shares may be sold immediately, an additional 68,267 may be sold after March 5, 2005; an additional 34,133 may be sold after each of September 5, 2005 and September 5, 2006, and the balance of 34,133 may be sold after September 5, 2007. The issuance of the shares of common stock in this transaction was exempt from registration under the Securities Act of 1933, as amended by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. We offered the shares in a private placement only to the stockholders of Inevitable and to no other prospective purchasers. We agreed to register all of the shares described above for resale by the stockholders. Under rules of the SEC, however, we will initially file a registration statement which only registers the number of shares that the stockholders may reasonably be expected to sell within two years.

In addition, on October 5, 2004, we issued 152,824 shares of our common stock to 11 employees of Inevitable as retention incentives. These shares have restrictions on sale that lapse as to 40% of these shares on March 5, 2005 and as to an additional 20% of these shares on each of September 5, 2005, September 5, 2006 and September 5, 2007. We agreed to register all of the shares described above for sale by the holders. Under rules of the SEC, however, we will initially file a registration statement which only registers the number of shares that the holders may reasonably be expected to sell within two years. The issuance of these shares of common stock was exempt from registration under the Securities Act of 1933, as amended by reason of Section 4(2) thereof. The securities were issued to employees without consideration.

In addition, on October 5, 2004, in connection with the acquisition of Inevitable Entertainment Inc., we assumed all of the options outstanding under Inevitable’s stock option plan. In the event all of the outstanding options are exercised, we will issue an aggregate of 34,672 shares of common stock of Midway. The assumption of these options was not a “sale” of securities within the purview of the Securities Act of 1933, as amended.

Item 8.01  Other Events.

On October 11, 2004, we issued a press release announcing the acquisition of Inevitable Entertainment Inc. A copy of the press release is attached to this report as Exhibit 99.1. Exhibit 99.1 is incorporated herein by this reference.

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Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibits	Description
99.1	Press Release of Midway Games Inc. dated October 11, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.

October 11, 2004	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibits	Description
99.1	Press Release of Midway Games Inc. dated October 11, 2004.

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